EXHIBIT 10.28

ZIONS BANCORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

STANDARD DIRECTORS RESTRICTED STOCK UNIT AWARD AGREEMENT

This Directors Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of the date set forth on Exhibit A (the “Grant Date”) by and between Zions Bancorporation, a Utah corporation (the “Company”), and the person named on Exhibit A (the “Grantee”) pursuant to the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1.    Grant of RSUs. Pursuant and subject to the Plan and this Agreement, the Company hereby grants to Grantee the number of restricted stock units (the “RSUs”) set forth on Exhibit A. An RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Grantee, subject to the terms of the Plan and this Agreement, a share of Common Stock (each, a “Share”) on a delivery date as provided herein (the Shares that are deliverable to the Grantee pursuant to the RSU, are called “RSU Shares”). Until such delivery, the Grantee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company. Grantee’s rights with respect to the RSU are limited by the terms and conditions of the Plan and this Agreement.

2.    Vesting. Except as otherwise provided herein, the RSUs shall vest according to the schedule set forth on Exhibit A.

3.    Delivery of RSU Shares. RSU Shares are to be delivered on or promptly after the date of vesting (but in no case more than fifteen (15) days after such date) (the “Delivery Date”). On the Delivery Date, the Company shall transfer to the Grantee one unrestricted, fully transferable Share for each vested RSU scheduled to be paid out on such date; provided that Grantee has satisfied the conditions of this Section 3 and Sections 5.1 and 5.2 below have been satisfied. The Company may postpone such delivery of RSU Shares until it receives satisfactory proof that the release of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the RSUs or Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

4.    Termination of Employment. In the event of Grantee’s Termination of Employment (which includes, for purposes of the Plan, ceasing to be a director of the Company) for any reason, RSUs that are unvested as of the date of such termination shall immediately and automatically be forfeited and canceled without consideration and without any further action by Grantee.

5.    Conditions to Vesting and Delivery of RSU Shares.

5.1    Compliance with Laws. The RSUs shall not vest on the schedule set forth on Exhibit A hereto and the RSU Shares shall not be delivered unless such vesting and delivery is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state laws, as they are in effect on the date of vesting.

5.2    Other Conditions. The Committee may require that Grantee comply with such other procedures relating to the vesting of RSUs and the delivery of RSU Shares to Grantee as the Committee may determine, including the use of specified broker-dealers.

6.    Right of Offset. The Company shall have the right to offset against the obligation to release RSU Shares, any outstanding amounts then owed by Grantee to the Company, but only to the extent such offset does not violate Section 409A of the Code.

7.     Nontransferability of Agreement. The rights conferred by this Agreement shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution, and shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 7 shall be void.

8.    Privileges of Stock Ownership; Dividend Equivalents. The Grantee will not have any rights of a shareholder of the Company with respect to RSUs until delivery of the underlying RSU Shares. With respect to each of the Grantee’s outstanding RSUs, the Grantee shall be paid an amount in cash equal to the cash dividend as would have been made in respect of the RSU Shares not yet delivered, as if the RSU Shares had been actually delivered (payment shall be made at or after the time of distribution of the dividend paid by the Company in respect of the Share); provided that no such payment in respect of any RSUs shall be made in respect of a dividend record date that is before the Grant Date of the RSUs, nor shall any such payment be made if, prior to the time payment is due, such RSUs are forfeited or cancelled.

9.    No Right to Retain Status as Director. Nothing contained in this Agreement shall confer upon Grantee any right to continue as a director of the Company or any of its subsidiaries.

10.    Change in Control. Subject to the terms of the Plan, Grantee shall be entitled to the benefits of Section 3.7 of the Plan with respect to the RSUs.

11.    Entire Agreement. The RSUs are granted pursuant to the Plan and the RSUs and Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with this RSU grant constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

12.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement and the Plan shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without regard to that body of law pertaining to choice of law or conflict of laws.

15.    Regulatory Matters/Compliance with Laws. In the event that the grant, exercise, vesting, payment, settlement, delivery of RSU Shares or accrual of this award or any term of this award is restricted or prohibited or otherwise conflicts with any applicable statute (including, without limitation, the Emergency Economic Stabilization Act of 2008, as amended) or any applicable regulation or other guidance thereunder, or any agreement or arrangement with or restriction imposed by, the United States Department of the Treasury, any bank regulatory agency or any other governmental agency (a “Governmental Restriction”), in each case, as determined by Committee in its sole discretion, then the Committee may unilaterally modify the terms of this award in such manner as the Committee determines in its sole discretion to be necessary to avoid such restriction or prohibition or eliminate such conflict, all without the further consent of Grantee, such consent being given through Grantee’s acceptance of this award. Such modifications may include, without limitation, the modification of this award into an award of another type (such as an option award), a reduction of the number of Shares covered by this award or any such modified award, the addition of grant, exercise, or vesting conditions, the delay or cessation of vesting, payment, settlement, delivery of RSU Shares or accrual of this award, and the cancellation for no consideration of all or a portion of this award. In addition, any RSU Shares of Common Stock acquired by Grantee pursuant to this award, or any proceeds from the disposition of any such shares, shall be subject to forfeiture and return to the Company to the extent required by a Governmental Restriction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

    ZIONS BANCORPORATION

By:    /s/ Harris H. Simmons